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                                                                   Exhibit 12(b)

                          [LETTERHEAD OF ROPES & GRAY]


December 15, 2003

PIMCO RCM Tax-Managed Growth Fund
PIMCO Funds:  Multi-Manager Series
840 Newport Center Drive
Newport Beach, CA 92660

PIMCO PPA Tax-Efficient Equity Fund
PIMCO Funds:  Multi-Manager Series
840 Newport Center Drive
Newport Beach, CA 92660

Ladies and Gentlemen:

     We hereby consent to the filing as an exhibit to your Post-Effective Amendment No. 1 to your Registration Statement on Form N-14 (File No. 333-106248) of our opinion, dated October 10, 2003 addressed to you, as to certain tax matters related to the merger of the PIMCO PPA Tax-Efficient Equity Fund and the PIMCO RCM Tax-Managed Growth Fund.

Very truly yours,

/s/ Ropes & Gray LLP

Ropes & Gray LLP